Exhibit 99.1

FINANCIAL REVIEW Mark Hughes

FINANCIAL REVIEW END OF PERIOD BALANCES ( In Thousands) 2014 2013 2012 Available - for - sale securities $516,807 $482,658 $472,577 Gross loans 630,545 644,303 683,910 Allowance for loan losses 7,336 8,663 6,857 Total assets 1,241,963 1,237,695 1,286,907 Deposits 967,989 954,516 1,006,106 Borrowings 78,597 96,723 89,379 Stockholders' equity 188,362 179,472 182,786 Common shares outstanding 12,279,980 12,390,063 12,274,035 AVERAGE BALANCES ( In Thousands) 2014 2013 2012 Total assets 1,239,897 1,237,096 1,305,163 Earning assets 1,155,401 1,145,340 1,199,538 Gross loans 627,753 656,495 700,241 Deposits 965,418 964,031 1,008,469 Stockholders' equity 185,469 181,412 175,822 Average equity to average assets 14.96% 14.66% 13.47%

FINANCIAL REVIEW INCOME STATEMENT ( In Thousands) As of or for the Year Ended December 31 2014 2013 2012 Net interest income $40,887 $43,149 $47,601 Provision for loan losses 476 2,047 288 Net interest income after provision for loan losses 40,411 41,102 47,313 Noninterest income excluding securities gains 15,420 16,451 16,383 Realized gains on available - for - sale securities, net 1,104 1,718 2,682 Loss on prepayment of debt 0 1,023 2,333 Noninterest expense excluding loss on prepayment of debt 34,157 33,471 32,914 Income before income tax provision 22,778 24,777 31,131 Income tax provision 5,692 6,183 8,426 Net income $17,086 $18,594 $22,705

FINANCIAL REVIEW PER COMMON SHARE: 2014 2013 2012 Basic earnings per share $1.38 $1.51 $1.86 Diluted earnings per share $1.38 $1.50 $1.85 Cash dividends declared per share $1.04 $1.00 $0.84 Cash dividends as a % of diluted earnings per share 75.36% 66.67% 45.41% Book value per common share at period - end $15.34 $14.49 $14.89 Tangible book value per common share at period - end $14.36 $13.51 $13.91 Weighted average common shares outstanding - basic 12,390,067 12,352,383 12,235,748 Weighted average common shares outstanding - diluted 12,412,050 12,382,790 12,260,208

FINANCIAL REVIEW KEY RATIOS 2014 2013 2012 Return on average assets 1.38% 1.50% 1.74% Return on average equity 9.21% 10.25% 12.91% Net interest margin (1) 3.80% 4.05% 4.26% Efficiency (2) 57.59% 53.27% 48.82% Tier 1 leverage 13.89% 13.78% 12.53% Tier 1 risk - based capital 26.26% 25.15% 22.86% Total risk - based capital 27.60% 26.60% 24.01% Tangible common equity / tangible assets 14.34% 13.66% 13.39% Nonperforming assets/total assets 1.34% 1.53% 0.82% Nonperforming loans/total loans 2.45% 2.80% 1.41% Allowance for loan losses/total loans 1.16% 1.34% 1.00% Net charge - offs/average loans 0.29% 0.04% 0.16% (1) Rates of return on tax - exempt securities and loans are calculated on a fully - taxable equivalent basis. (2) The efficiency ratio is calculated by dividing: (a) total noninterest expense excluding losses from prepayment of debt, by (b) the sum of net interest income (including income from tax - exempt securities and loans on a fully - taxable equivalent basis) and noninterest income excluding securities gains or losses.

FINANCIAL REVIEW SOURCE: UBPR for bank holding companies with total assets between $1 billion and $3 billion as of December 31, 2014 – www.ffiec.gov. Earnings and Profitability C&N Peer Group Average C&N Percentile within Peer Group Percent of Average Assets: Net interest income - fully taxable equivalent 3.55 3.37 65 Non - interest income 1.26 0.93 76 Overhead expense 2.77 3.05 36 Provision for loan and lease losses 0.04 0.09 33 Securities gains (losses) 0.09 0.02 91 Pretax net operating income – fully taxable equivalent 2.09 1.26 91 Net income 1.38 0.91 86 Capitalization: Tier 1 leverage ratio 13.89 10.11 93 Equity capital/total assets 15.17 10.19 93 Tier 1 common equity capital/ risk - weighted assets 26.26 12.38 97 Net loans and leases/equity capital (X) 3.31 6.78 4

CEO COMMENTS Brad Scovill

CEO COMMENTS ▪ Vision  Profitable Growth – Revenue  Valued Customer Relationships  Highly Engaged Team  Community Leadership  Balance

CEO COMMENTS ▪ Strong Foundation  History  Revenue Mix  Efficiency  Capital  Scale

CEO COMMENTS ▪ Challenges  Economy  Interest Rates  Regulators  Technology  Talent

CEO COMMENTS ▪ Opportunities  C&I Lending  Treasury/Cash Management  Wealth Management  Partnerships  Expansion/Acquisition

CEO COMMENTS ▪ Strategic Focus  Current Markets – Penetration  Pace to Business Development  Capacity in Key Business Lines  Delivery Channels  Talent

CEO COMMENTS ▪ Shareholder Value  Growth – Leverage and Revenue  Attractive Dividend  Share Repurchase  Investor Relations